Exhibit (a) (1) (iii)
NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
OF
CNA SURETY CORPORATION
at
$26.55 Net Per Share
by
SURETY ACQUISITION CORPORATION
an Indirect Wholly-Owned Subsidiary of
CNA FINANCIAL CORPORATION
(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 8, 2011, UNLESS THE OFFER IS EXTENDED

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Wells Fargo Bank, N.A. (the ‘‘Depositary”) on or prior to the Expiration Date, which is 12:00 Midnight, New York City time, on June 8, 2011, unless we extend the period of time for which the Offer is open, in which case the Expiration Date will be the latest time and date on which the Offer, as so extended, expires. This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See “The Offer — Section 3. Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854	By Facsimile Transmission: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions (866) 734-9952 (fax)	By Hand or Overnight Courier: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 161 North Concord Exchange South St. Paul, Minnesota 55075

Confirm Facsimile by Telephone: (800) 468-9716
(For Confirmation Only)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in “The Offer — Section 3. Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Surety Acquisition Corporation, a Delaware corporation (or any permitted assignee thereof, “Purchaser”) and an indirect wholly-owned subsidiary of CNA Financial Corporation (“CNA Financial”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 11, 2011 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the “Shares”), of CNA Surety Corporation, a Delaware corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase. The undersigned further acknowledges that Purchaser may assign any of its rights hereunder to any other subsidiary of CNA Financial.

Number of Shares:

Certificate No(s) (if available):

☐  Check if securities will be tendered by book-entry transfer

Name of Tendering Institution: Account No.:

Dated:                                         , 2011

SIGN HERE:

Name(s) of Record Holder(s):
(Please Print)

Address(es):
(Include Zip Code)

Area Code and Telephone No(s):

Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a member in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program or by any other “eligible guarantor institution,” as such term is defined in Rule I7Ad-15 under the Securities Exchange Act of 1934, a amended, (a) represents that the tender of Shares hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (b) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depositary Trust Company (the “Book-Entry Transfer Facility”), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in “The Offer — Section 3. Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:

Address:
(Include Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Title:

Name:
(Please Type or Print)

Dated:                                         , 2011

NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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